UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

NITRO PETROLEUM INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-50932	98-0488493
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

624 W. Independence, Suite 101 Shawnee, OK 74804
(Address of principal executive offices)

Registrant’s telephone number, including area code: (405) 273-9119

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2013, the Board of Directors of Nitro Petroleum Incorporated (the “Company”) increased the size of the entire board from three to four members, and appointed James C. Lanshe, the Company’s President and Chief Operating Officer to fill such newly created seat. Mr. Lanshe’s current term as a director shall continue until the Company’s next annual meeting of shareholders.

Mr. Lanshe, age 66, has been actively involved in law, investment management and oil & gas for over twenty-five years, and has served as the Company’s President and Chief Operating Officer since December 31, 2012. Prior to that time, from 2009 until 2011 he served as the Executive Vice President and General Counsel of Baytree Capital Associates, LLC, an investment management firm in New York. Previously, for approximately the preceding five years, he was chief executive of a fund services company, MadisonGrey Fund Services, with offices in New York, Atlanta and Cayman, that provided administration and regulatory compliance services for several billion dollars in fund assets. He was also a partner with the law firm of O'Connor, Cavanagh, Anderson, Westover, Killingworth & Beshears in Phoenix, Arizona.

Mr. Lanshe has served as an assistant dean and faculty member at Seton Hall University School of Law. He currently holds an appointment as honorary research associate at Oxford Brookes University School of Social Sciences and Law, Oxford, England. Prior to teaching at Seton Hall, he was an adjunct faculty member at the University of Louisville's Brandeis School of Law.

Mr. Lanshe has previously held a gubernatorial appointment (with senate confirmation) to the Arizona Oil and Gas Conservation Commission, and served as that body’s representative to the Legal Affairs Committee of the Interstate Oil and Gas Compact Commission. His other governmental experience includes: (i) having served as an administrative aide to the former United States Senate Minority Leader, Hugh Scott ; and (ii) having served as a captain in the United States Marine Corps Office of the Staff Judge Advocate, during which time he held a State Department appointment as a United States representative to the courts of Japan.

Mr. Lanshe has served on various business, civic and charitable boards, including, LaTex Resources (a publicly traded E&P company), Standard Management Corporation (the publicly traded holding company for Standard Life Insurance Company of Indiana), the Saint Thomas University School of Law, Sacred Heart Healthcare System, Muhlenberg College Board of Associates, the Jesse Owens Memorial Health Center and various YMCA organizations in Arizona and Pennsylvania.

Mr. Lanshe is a graduate of Georgetown University (B.A, with Distinction), Cornell University School of Law (JD), Harvard University (MPA), University of Hawaii (MBA), and Cardiff University (MPhil). He is admitted to practice law in the states of Arizona, New York, Pennsylvania, Texas and the District of Columbia, as well as various federal courts, including the Supreme Court of the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2013	NITRO PETROLEUM INCORPORATED

	By:	/s/ James G. Borem
James G. Borem Chairman and Chief Executive Officer